UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

MoneyGram International, Inc. (the “Company”), upon the approval of the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm on May 11, 2016, and engaged KPMG, LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 on May 17, 2016. The decision to dismiss Deloitte and engage KPMG was made as a part of a competitive bidding process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The reports of Deloitte on the Company’s consolidated financial statements as of and for the years ended December 31, 2014 and December 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2014 and 2015 and the subsequent interim period through May 11, 2016, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports. During the Company’s fiscal years ended December 31, 2014 and December 31, 2015 and the subsequent interim period through May 11, 2016, there were two “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, which are described below.

As previously disclosed in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, it was concluded that there existed a material weakness related to controls over the accumulation and review of information with respect to unclaimed property regulations to determine appropriate accounting treatment for amounts that were unclaimed for an extended period of time, which was remediated as of November 2014 and which did not result in any material misstatements in the Company’s consolidated financial statements included in such Annual Report. Also, as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, it was concluded that there existed a material weakness related to the operating effectiveness of a control that is designed to identify new balance sheet accounts within the Company’s reconciliation software tool, ensuring that a reconciler and reviewer are appropriately assigned, which was remediated as of December 31, 2015 and which did not result in any material misstatements in the Company’s consolidated financial statements included in such Annual Report. The Audit Committee has discussed the subject matter of the foregoing material weaknesses with Deloitte, and the Company has authorized Deloitte to respond fully to the inquiries of KPMG concerning such matters.

During the fiscal years ended December 31, 2014 and December 31, 2015 and the subsequent interim period through May 17, 2016, neither the Company nor anyone on its behalf consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The Company has provided Deloitte with a copy of the foregoing disclosures and has requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not Deloitte agrees with such disclosures or, if not, stating the respects in which it does not agree. The Company has received the requested letter from Deloitte, and a copy of the letter is filed with this Current Report on Form 8-K as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated May 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ F. Aaron Henry
Name:	F. Aaron Henry
Title:	Executive Vice President, General Counsel and Secretary

Date:    May 17, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated May 17, 2016